Exhibit 99.1

FOR IMMEDIATE RELEASE

UNIVERSAL AMERICAN TO ACQUIRE MEMBERHEALTH, INC.

Rye Brook, N.Y. — May 8, 2007 — Universal American Financial Corp. (“Universal American”) (NASDAQ: UHCO) announced today that it has entered into a definitive agreement to acquire MemberHealth, Inc. (“MemberHealth”), a privately-held pharmacy benefits manager (“PBM”) and sponsor of CCRx, a national Medicare Part D plan with more than 1.1 million members.  The purchase price will be approximately $630 million, consisting of 55% in cash and 45% in Universal American common stock valued at $20 per share, plus potential performance-based consideration.  The transaction, which is expected to close late in the third quarter of 2007, is subject to customary closing conditions, including approval by the shareholders of Universal American and appropriate regulatory approvals.  Universal American expects the transaction to be accretive to earnings immediately following the closing.

The transaction is expected to create significant strategic benefits, including the opportunity for Universal American to build upon MemberHealth’s successful pharmacy-centric business model through its ongoing alliance with the National Community Pharmacists Association (“NCPA”) and to introduce additional value-oriented health products and services into the market.  The acquisition is also expected to result in enhanced distribution opportunities for Universal American’s extensive agent field force.

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Universal American Financial Corp. News Release
May 8, 2007

To fund the cash required to close the transaction and to provide Universal American with the capital it needs to support its organic growth, private equity funds operated by Lee Equity Partners LLC, Perry Capital LLC, Union Square Partners Management, LLC (the successor to Capital Z Management, LLC) and Welsh, Carson, Anderson and Stowe, will acquire securities in Universal American valued at $20 per share.  The total amount to be invested by these private equity funds will be approximately $350 million, of which $100 million will be funded within the next two weeks with the balance to be funded in conjunction with the closing of the MemberHealth transaction.

“We are excited about bringing MemberHealth into the Universal American family, as it will expand our Part D business while providing our customers with greater access to community pharmacists, many of whom are the main providers of health services in the rural areas we serve,” said Richard A. Barasch, Chairman and Chief Executive Officer of Universal American.  “With the addition of MemberHealth, we will manage Medicare Advantage, Part D, or other insurance coverage for more than 2.1 million Medicare beneficiaries and will administer prescription drug benefits for another 3.5 million consumers through the MemberHealth PBM.”

“Both MemberHealth and Universal American share the philosophy of keeping members healthy and have programs to support such initiatives,” said Charles E. Hallberg, President and CEO of MemberHealth.  “I am happy that the work of MemberHealth has led to this strategic opportunity, allowing us to combine our philosophies and to create new health programs that can meet an expanded range of needs for Medicare beneficiaries.”

Transaction Details

•                  MemberHealth has pro forma revenues of approximately $1.5 billion, bringing the total pro forma 2007 revenues of Universal American to approximately $4.5 billion.

•                  The transaction is projected to be 13-15% accretive to Universal American earnings for 2008.

•                  The transaction contemplates an additional three year earn-out tied to target earnings from the MemberHealth business.  The maximum aggregate amount potentially payable under the performance-based earn-out is $150 million, payable in cash and Universal American stock.

•                  After closing, the Board of Directors of Universal American will expand to 13 members, with the private equity investors having the right to nominate six directors.  Mr. Hallberg will become a member of the Universal American Board of Directors.

•                  In connection with their $350 million capital investment, the private equity investors will receive shares of preferred stock of Universal American, some of which will be non-voting unless exchanged, that are exchangeable at $20 per common share.  The preferred stock will not bear a coupon, and Universal American can require exchange of the preferred stock into common stock after one year.

•                  Universal American will enter into a credit facility with Bank of America, N.A. in which it will borrow approximately $350 million at closing to repay all existing indebtedness (not including trust preferreds) and to provide additional funds for the transaction. In addition, the credit facility will provide for a $150 million revolving line of credit. Please refer to the attached table of projected sources and uses of funds for these transactions.

•                  Holders of approximately 50% of our common stock have agreed to vote in favor of the transaction.

Universal American was advised by Credit Suisse Securities (USA) LLC, who delivered a fairness opinion to Universal American in connection with the transaction as a whole.  MemberHealth was advised by Banc of America Securities LLC.

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Universal American also announced today that it has been notified, by the investor group led by Mr. Barasch, of the withdrawal of the group’s October 24, 2006 offer to acquire all outstanding shares of Universal American’s common stock for $18.15 per share in cash.  Accordingly, the Special Committee has been dissolved.

The preferred stock has not been registered under the Securities Act of 1933, as amended, and it may not be subsequently offered or sold by investors in the United States absent registration or an applicable exemption from the registration requirement. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

The following table summarizes the sources and uses of funds in connection with the transaction:

Sources:		Uses:

Issuance of credit facility	$350.0	Purchase price	$630.0
Equity issued to sellers	283.0	Refinance current bank debt	135.0
Equity issued to new investors	345.0	Additional operating capital	180.0
		Transaction costs	33.0

Total Sources	$978.0	Total Uses	$978.0

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About Universal American Financial Corp.

Universal American Financial Corp. is a specialty health and life insurance holding company. Through its family of companies, Universal American offers a broad array of health insurance and managed care products and services, primarily to the growing senior population.  Universal American is included in the NASDAQ Financial-100 Index, the Russell 2000 Index and the Russell 3000 Index.  For more information on Universal American, please visit our website at www.uafc.com.

About MemberHealth, Inc.

MemberHealth, Inc. (MHRx) is a leading national Medicare Part D sponsor, offering Medicare prescription drug plans in 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands. MemberHealth has more than 60,000 pharmacies in its pharmacy network and covers 98 percent of the top 100 medications taken by Medicare beneficiaries. MHRx established its reputation as a visionary provider of prescription drug benefits for insured and self-insured groups and discount prescription programs across the country, by focusing on strengthening the relationships between patients, their pharmacists and physicians, which ensures that patients can take medicines with confidence and save money. For more information on MHRx, please visit its web sites at www.mhrx.com or www.communitycarerx.com.

Additional Information

The transaction will be submitted to shareholders of Universal American and MemberHealth for their consideration. Universal American intends to file a registration statement on Form S-4, and Universal American intends to file a related proxy statement/prospectus relating to the transactions.  Investors and security holders are urged to read the registration statement on Form S-4 and the related proxy/prospectus when they become available because they will contain important information about the  transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, you may obtain free copies of the documents filed with the SEC by Universal American by accessing Universal American’s website (http://www.uafc.com) or directing a request to Corporate Secretary, Universal American Financial Corp., 6 International Drive, Suite 190, Rye Brook, NY 10573.

Universal American and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Universal American in connection with the transaction.  Information regarding the special interests of these directors and executive officers in the transaction will be included in the proxy statement/prospectus of Universal American described above.

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Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company (including, but not limited to, statements regarding any acquisition proposal and whether such proposal or a strategic alternative thereto may be considered or consummated; statements regarding our expectations of Universal American’s operating plans and strategies generally; statements regarding our expectations of the performance of our Medicare Supplement and Medicare Advantage businesses and other lines of business, including the prediction of loss ratios and lapsation; the adequacy of reserves; our ability to institute future rate increases; expectations regarding our Part D program, including our estimates of membership, costs and revenues; and future operating results) may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although Universal American believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond Universal American’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact Universal American and the statements contained in this news release can be found in Universal American’s filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements in this news release, Universal American claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Universal American assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

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CONTACT:	- OR-	INVESTOR RELATIONS COUNSEL:

Robert Waegelein		The Equity Group Inc.
Executive Vice President &		www.theequitygroup.com
Chief Financial Officer (914) 934-8820		Linda Latman (212) 836-9609